EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (File No. 333-91388), S-4 (File No. 333-66961) and S-8 (File Nos. 2-98858, 33-20734, 33-25698, 33-38121, 33-38122, 33-53747, 33-55501, 333-27211, 333-78935, 333-89977, 333-45904, 333-91354 and 333-106802) of The Kroger Co. of our report (which includes an explanatory paragraph relating to the adoptions of Statement of Financial Accounting Standards No. 145, Recissions of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections, as of February 2, 2003, the change in the application of the LIFO method of accounting for certain store inventories of February 3, 2002, the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, as of February 3, 2002, and the adoption of Emerging Issues Task Force Issue No. 02-16, “Accounting by a Customer (including a Reseller) for Certain Consideration Received from a Vendor,” as of January 1, 2003) dated April 9, 2004 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Cincinnati, Ohio

April 9, 2004